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                                                                  Exhibit 99(j)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust-Equity Funds dated March 19, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 56 and Amendment No. 58 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.


                                                AUTHUR ANDERSON LLP


Boston, Massachusetts
September 15, 1999